UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Immunovant, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38906	83-2771572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 West 37th Street, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 580-3099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMVT	The Nasdaq Stock Market LLC
Warrants to receive one half of one share of Common Stock	IMVTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one Warrant to receive one half of one share of Common Stock	IMVTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01Regulation FD Disclosure.

On March 30, 2020, Immunovant, Inc. (“Immunovant”) issued a press release and held a conference call announcing initial results from its ASCEND GO-1 trial. Immunovant also updated its corporate presentation, which has been posted on its website and will be used for presentations. A copy of the press release and presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by Immunovant, regardless of any general incorporation language in such filing.

Item 8.01Other Events.

On March 30, 2020, Immunovant issued a press release announcing initial results from its ASCEND GO-1 trial.

The ASCEND GO-1 trial is an open label single-arm Phase 2a clinical trial of IMVT-1401 in Canada in patients with moderate-to-severe active thyroid eye disease (“TED”, formerly referred to as Graves’ ophthalmopathy). Seven patients were dosed weekly with subcutaneous injections for six weeks. Patients received a 680 mg dose for the first two administrations of study followed by a 340 mg dose for the final four administrations. All patients have completed the six-week treatment phase of the trial, and have entered the 12-week follow-up phase.

Mean reduction in total IgG levels from baseline to end of treatment was 65%.  As evaluated at the end of treatment, 4/7 patients (57%) improved by ≥ 2 points on the Clinical Activity Score (“CAS”).  Clinicians use CAS to measure disease activity in TED patients and is based on seven parameters, including spontaneous pain behind the eye, pain with eye movement, redness of the eyelids, redness of the conjunctiva, swelling of the eyelids, swelling of the caruncle and swelling of the conjunctiva. A score is calculated based on the number of parameters that are positive with scores of four or above considered to be cases of active disease. Of six patients with baseline diplopia, 4/6 patients (67%) demonstrated improvement in diplopia.  3/7 patients (43%) were proptosis responders, defined as the percentage of patients with a greater than or equal to 2 mm reduction in proptosis in study eye without deterioration in fellow eye.  The safety and tolerability profile observed was consistent with the prior Phase 1 trial of IMVT-1401 in 99 healthy volunteers.  All adverse events were mild or moderate and there were no headaches reported.

In addition, Immunovant has updated its anticipated clinical development timelines, in light of the significant uncertainty regarding the impact of the recent COVID-19 pandemic. Immunovant anticipates reporting top-line results from its ASCEND-MG trial, a Phase 2a clinical trial of IMVT-1401 in patients with myasthenia gravis, in the third quarter of calendar year 2020. Immunovant currently remains on track to report initial results from its Phase 2a trial of IMVT-1401 in patients with warm autoimmune hemolytic anemia by the end of calendar year 2020. Immunovant currently plans to report top-line results from its ASCEND GO-2 trial, a Phase 2b clinical trial of IMVT-1401 for TED in the United States, Canada and Europe, in the first half of calendar year 2021.

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” and other similar expressions are intended to identify forward-looking statements. For example, all statements Immunovant makes regarding the timing, progress and reporting of results of its clinical programs are forward-looking. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others, the availability of data from clinical trials; the continued development of Immunovant’s product candidates; Immunovant’s scientific approach and general development progress; and the potential impact of the recent COVID-19 pandemic on Immunovant’s clinical development plans and timelines. These statements are also subject to a number of material risks and uncertainties that are described under the section titled “Risk Factors” in Immunovant’s Form 10-Q filed with the Securities and Exchange Commission (SEC) on February 14, 2020, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1	Press release dated March 30, 2020.
99.2	Presentation dated March 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	IMMUNOVANT, INC.
	By:	/s/ Peter Salzmann, M.D.
Peter Salzmann, M.D.
Chief Executive Officer